EXHIBIT 23 - Consent of CPA


G. BRAD BECKSTEAD
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)





October 23, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 23, 2001, on the Financial Statements of ReserveNet, Inc. from the inception date of October 31, 2000 through May 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead, CPA
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    G. Brad Beckstead, CPA